Exhibit 3.1
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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                          ARIAD PHARMACEUTICALS, INC.


     It  is  hereby  certified  that:

FIRST: The name of the corporation is ARIAD Pharmaceuticals, Inc. (the "Corporation").

SECOND: The Certificate of Incorporation of the Corporation was filed on April 12, 1991 under the name ARIAD Corporation. Thereafter the Certificate of Incorporation was amended by Certificates of Amendment filed on April 16, 1991, May 3, 1991, which changed the name of the Corporation to ARIAD Pharmaceuticals, Inc., January 15, 1992, April 8, 1994, October 7, 1994, Certificates of Designation filed on December 16, 1994, March 18, 1997, November 9, 1998 and June 19, 2000, and a
          Certificate of Amendment filed on June 25, 2004, and a Certificate of Merger was filed on September 12, 2008. The Certificate of Incorporation, as amended, is hereby further amended by striking out the first paragraph of Section 4 in its entirety and by substituting in lieu thereof the following:

          "4. Number of Shares. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 250,000,000 shares, consisting of 240,000,000 shares of common stock, $.001 par value per share (the "Common Stock") and 10,000,000 shares of preferred stock, $.01 par value per share (the "Preferred Stock")."

THIRD: The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of
          Section 228 and Section 242 of the General Corporation Law of the State of Delaware.

     EXECUTED,  effective  as  of  this  20th  day  of  January  2010.


                                      ARIAD PHARMACEUTICALS, INC.


                                      By:   /s/ Harvey J. Berger
                                            ------------------------
                                            Harvey J. Berger, M.D.
                                            Chairman and Chief Executive Officer

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